Exhibit 3.3.4

411-939-2

2007 SEP 20 AM 10 41

FILED
SECRETARY OF STATE
KANSAS

ARTICLES OF INCORPORATION

OF

AMC LICENSE SERVICES, INC.

The undersigned incorporator hereby forms and establishes a corporation for profit under the laws of the State of Kansas.

ARTICLE I

The name of the corporation is AMC License Services. Inc. (hereinafter called the “Corporation”).

ARTICLE II

The registered office of the Corporation is located at 10851 Mastin Boulevard, Suite 1000, Overland Park, Kansas 66210. The name of its resident agent at such address is Registered Agent Kansas, Ltd.

ARTICLE III

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Kansas General Corporation Code, as the same may be amended from time to time.

ARTICLE IV

The total number of shares of all classes of stock which the Corporation shall have authority to issue is:

Class	Par Value, If Any, Per Share	Number of Shares
Common	$1.00	10,000

ARTICLE V

The name and mailing address of the incorporator is Harry E. Wigner, Jr., 10851 Mastin Boulevard, Suite 1000, Overland Park, Kansas 66210. The powers of the incorporator are to terminate upon the filing of these Articles with the Kansas Secretary of State.

ARTICLE VI

The name and mailing address of the persons who shall serve as the directors of the Corporation until the first annual meeting of stockholders or until their successors are elected and qualified are as follows:

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Peter C. Brown. Sr.	Craig R. Ramsey
920 Main Street	920 Main Street
Kansas City. Missouri 64105	Kansas City. Missouri 64105

Thereafter, the number of directors which shall constitute the Board of Directors shall be as fixed by or in the manner provided in the bylaws of the Corporation.

ARTICLE VII

The bylaws of the Corporation may from time to time be adopted, amended, or repealed by the stockholders entitled to vote or by the Board of Directors.

ARTICLE VIII

Election of directors need not be by written ballot unless, and then only to the extent, that the bylaws of the Corporation so provide.

ARTICLE IX

No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent, provided by applicable law (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders. (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law: (iii) under the provisions of K.S.A. 17-6424 and any amendments thereto, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to the date when such amendment or repeal becomes effective. (K.S.A. 17-6002(8)).

ARTICLE X

The Corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders hereby are granted subject to this reservation.

These Articles of Incorporation have been executed by the incorporator of the Corporation who hereby states under penalty of perjury under the laws of the state of Kansas that the above facts are true, to the best of his knowledge, this 19th day of September, 2007.

/s/ Harry E. Wigner Jr.
Harry E. Wigner. Jr., Incorporator

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		2527 01		FILED BY KS SOS
	KANSAS SECRETARY OF STATE	053 006		05-09-2011
RO 53-06		$35.00	3	04:12:43 PM
	Change of Registered Office or Agent			FILE#: 4119392
by a Corporation

CONTACT: Kansas Secretary of State, Chris Biggs
Memorial Hall, 1st Floor	(785) 296-4654
120 S.W. 10th Avenue Topeka, KS 66612-1594	kssos@kssos.org www.kssos.org
02927235

INSTRUCTIONS: All information must be completed or this document will not be accepted for filing. Please read instructions sheet before completing.

1. Business entity ID number:
This is not the Federal Employer ID Number (FEIN)	4119392
2. Name of corporation:
Name must match the name on record with the Secretary of State	AMC LICENSE SERVICES, INC.
3. State/Country of organization:	Kansas
4. The new name of the resident agent and address of the registered office in Kansas:	The Corporation Company, Inc. Name
Address must be a street address	112 SW 7th Street Suite 3C
A.P.O. box is unacceptable	Street Address
Topeka	Kansas	66603
City	State	Zip
5. I declare under penalty of perjury under the laws of the state of Kansas that foregoing is true and correct and that I have remitted the required fee.

/s/ Kevin M. Connor		5/3/11
Signature of authorized officer		Date (month, day, year)

KEVIN M. CONNOR, SVP, OC & S
Name of signer (printed or typed)

I hereby certify this to be a true and correct copy of the original on file Certified on this date: Jan 23, 2014
[ILLEGIBLE]		[ILLEGIBLE]
[ILLEGIBLE]		[ILLEGIBLE]
/s/ Kris W. Kobach
Kris W. Kobach
Secretary of State

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